American Renal Associates Holdings, Inc. Announces Third Quarter 2018 Results
BEVERLY, MA (November 8, 2018) - American Renal Associates Holdings, Inc. (NYSE: ARA) (the “Company”), a leading provider of outpatient dialysis services, today announced financial and operating results for the third quarter ended September 30, 2018.
Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).
Third Quarter 2018 Highlights (all percentage changes compare Q3 2018 to Q3 2017 unless noted):

•	Net patient service operating revenues increased 12.4% to $211.0 million;

•	Net income attributable to American Renal Associates Holdings, Inc. was $2.5 million as compared to net income of $8.0 million in Q3 2017;

•	Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $26.6 million as compared to $28.1 million in Q3 2017;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $6.7 million, or $0.19 per share, for Q3 2018;

•	Total dialysis treatments increased 5.0%, of which 3.9% was non-acquired growth. Normalized total treatment growth was 6.1% and normalized non-acquired treatment growth was 5.0%; and

•	As of September 30, 2018, the Company operated 235 outpatient dialysis clinics serving approximately 16,000 patients.

Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “We had a productive third quarter supported by solid revenue growth, sustained progress with labor productivity, positive business development activity and continued stability with commercial payor mix. Our progress in the third quarter was impacted by normalized treatment growth that was slightly below our expectations, as well as higher self-funded employee insurance costs, which were the primary factors leading to Adjusted EBITDA-NCI that was at the lower-end of our expectations. As a result of our normalized treatment growth performance during the first nine months of 2018, we are lowering our full-year treatment growth expectation to a range of 6.0% to 6.5% from the previous range of 6.5% to 7.5%.”

Carlucci added, “We are encouraged with the Company’s progress in the area of business development through the addition of six new deals signed during the third quarter of 2018. We opened two de novo clinics during the third quarter of 2018, and expect to add 15-20 new clinics during 2018. As of September 30, 2018, we had 30 signed clinics scheduled to open in the future.”

“We continue to believe that our long-term success will be driven by our experienced team, dedicated caregivers and our differentiated physician partnership model. Our organization remains centered on our Core Values and we are gratified that our partnership model continues to be validated by strong quality metrics and patient satisfaction rates and industry-leading physician satisfaction rates. We remain optimistic about the growing interest in our partnership model among many of the leading nephrologists throughout the U.S.,” continued Carlucci.

Financial and operating highlights include:
Revenue: Patient service operating revenues for the third quarter of 2018 were $211.0 million, an increase of 12.4% as compared to $187.7 million for the prior-year period, primarily due to treatment growth and reimbursement of certain pharmaceuticals under the Medicare ESRD PPS Transitional Drug Add-on Payment Adjustment, which became effective on January 1, 2018.
Treatment Volume: Total dialysis treatments for the third quarter of 2018 were 578,982, representing an increase of 5.0% over the third quarter of 2017. Non-acquired treatment growth was 3.9%, and acquired treatment growth was 1.1% for the third quarter of 2018. Normalized total treatment growth was 6.1% and non-acquired treatment growth was 5.0% as compared to Q3 2017.

Clinic Activity: As of September 30, 2018, the Company provided services at 235 outpatient dialysis clinics serving 16,092 patients. During the third quarter of 2018, we opened two de novo clinics. As of September 30, 2018, we had 30 signed clinics scheduled to open in the future.

Net income, Net income attributable to noncontrolling interests, Net income attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA-NCI:

	(Unaudited)
	Three Months Ended September 30,		Increase (Decrease)
(in thousands)	2018	2017	Amount	Percentage Change
Net income	$18,294	$26,672	$(8,378)	(31.4)%
Net income attributable to noncontrolling interests	(15,804)	(18,689)	$2,885	15.4%
Net income attributable to American Renal Associates Holdings, Inc.	$2,490	$7,983	$(5,493)	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$42,435	$46,838	$(4,403)	(9.4)%
Adjusted EBITDA-NCI	$26,631	$28,149	$(1,518)	(5.4)%

	(Unaudited)
	Nine Months Ended September 30,		Increase (Decrease)
(in thousands)	2018	2017	Amount	Percentage Change
Net income	$34,284	$55,965	$(21,681)	(38.7)%
Net income attributable to noncontrolling interests	(50,712)	(51,339)	$627	1.2%
Net (loss) income attributable to American Renal Associates Holdings, Inc.	$(16,428)	$4,626	$(21,054)	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$131,589	$128,306	$3,283	2.6%
Adjusted EBITDA-NCI	$80,877	$76,967	$3,910	5.1%

_______________________________________________________
*    Not Meaningful
**    See “Reconciliation of Non-GAAP Financial Measures.”

Operating Expenses: Patient care costs for the third quarter of 2018 were $145.3 million, or 68.9% of patient service operating revenues, as compared to $119.6 million, or 63.7% of patient service operating revenues, in the prior-year period. General and administrative expenses were $24.6 million, or 11.7% of patient service operating revenues, as compared to $22.3 million, or 11.9% of patient service operating revenues, in the prior-year period.
Patient care costs for the nine months ended September 30, 2018 were $419.6 million, or 67.4% of patient service operating revenues, as compared to $358.0 million, or 65.0% (or 64.7% excluding the Modification Expense, (defined below), severance expense and gain on sale of assets) of patient service operating revenues, in the prior-

year period. Patient care costs include $2.2 million of stock-based compensation related to modification of options at the time of the Company’s initial public offering (the “Modification Expense”), $0.1 million of severance costs and $0.6 million gain on sale of assets for the nine months ended September 30, 2017. General and administrative expenses during the nine months ended September 30, 2018 were $76.4 million, or 12.3% of patient service operating revenues, as compared to $79.9 million, or 14.5% (or 12.6% excluding the Modification Expense and severance expense) of patient service operating revenues, in the prior-year period. General and administrative expenses include $9.5 million of Modification Expense and $0.8 million in severance costs for the nine months ended September 30, 2017.

Cash Flow: Cash provided by operating activities for the third quarter of 2018 was $25.4 million as compared to $45.0 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the third quarter of 2018 was $4.5 million as compared to $23.0 million in the prior-year period. Cash flow for the third quarter of 2018 was negatively impacted by a $10.0 million installment payment related to a previously disclosed legal settlement. Total capital expenditures for the third quarter of 2018 were $10.7 million, which is consistent with the prior-year period. Capital expenditures for the three months ended September 30, 2018 included $4.1 million for maintenance and $6.6 million for expansions and new clinic development.

Cash provided by operating activities for the nine months ended September 30, 2018 was $83.9 million as compared to $97.4 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the nine months ended September 30, 2018 was $29.6 million as compared to $37.6 million in the prior-year period. Total capital expenditures for the nine months ended September 30, 2018 were $29.1 million as compared to $24.8 million in the prior-year period. Capital expenditures for the nine months ended September 30, 2018 included $9.0 million for maintenance and $20.1 million for expansions and new clinic development.

Balance Sheet: At September 30, 2018, the Company’s balance sheet included consolidated cash of $61.9 million and consolidated debt of $554.0 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by the Company and clinic-level cash not owned by the Company, Adjusted owned net debt (see “Reconciliation of Non-GAAP Financial Measures”) was $464.1 million at September 30, 2018, as compared to $459.5 million at December 31, 2017. Adjusted owned net debt to last twelve months Adjusted EBITDA-NCI leverage ratio was 4.2x at September 30, 2018, an improvement of 0.2x from December 31, 2017. As of September 30, 2018, net patient accounts receivable was $90.6 million, and days sales outstanding (“DSO”) for the period was 40 days as compared to 38 days as of June 30, 2018.

2018 Outlook for Adjusted EBITDA-NCI:

The Company expects 2018 Adjusted EBITDA-NCI to be at the lower end of the previously stated range of $105 million to $111 million.

The Company is not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.

Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Friday, November 9, 2018, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor

Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13683468.

About American Renal Associates

American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of September 30, 2018, ARA operated 235 dialysis clinic locations in 26 states and the District of Columbia serving approximately 16,000 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our reports on Form 10-Q filed or to be filed with the Securities and Exchange Commission (“SEC”) that may cause actual results to differ materially from those that we expected.
Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•
continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;

•	decline in commercial payor reimbursement rates;

•
the ultimate resolution of the Centers for Medicare and Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•
changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system final rule for 2019 issued November 1, 2018;

•	federal or state healthcare laws that could adversely affect us;

•
our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the impact of the now-settled litigation by affiliates of UnitedHealth Group, Inc. and the resolution thereof, including entry into a national network agreement with United;

•	the impact of the ongoing Department of Justice inquiry;

•	changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;

•	changes in the reimbursement rates of the calcimimetics pharmaceutical class under the Medicare Transitional Drug Add-on Payment Adjustment;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

•
claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and,

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
The forward-looking statements made in this press release are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests, Adjusted net income attributable to American Renal Associates Holdings, Inc., Adjusted cash provided by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”
These Non-GAAP financial measures are not intended to replace financial performance and liquidity measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance and liquidity that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons why these measures are provided.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Patient service operating revenues	$211,019	$187,711	$622,869	$550,728
Operating expenses:
Patient care costs	145,300	119,599	419,593	357,959
General and administrative	24,619	22,292	76,382	79,917
Transaction-related costs	—	—	856	717
Depreciation and amortization	10,023	9,438	29,460	27,894
Certain legal matters	1,028	3,481	37,677	11,714
Total operating expenses	180,970	154,810	563,968	478,201
Operating income	30,049	32,901	58,901	72,527
Interest expense, net	(8,241)	(7,255)	(23,829)	(22,052)
Loss on early extinguishment of debt	—	—	—	(526)
Income tax receivable agreement (expense) income	(3,480)	3,585	(2,765)	5,461
Income before income taxes	18,328	29,231	32,307	55,410
Income tax expense (benefit)	34	2,559	(1,977)	(555)
Net income	18,294	26,672	34,284	55,965
Less: Net income attributable to noncontrolling interests	(15,804)	(18,689)	(50,712)	(51,339)
Net income (loss) attributable to American Renal Associates Holdings, Inc.	2,490	7,983	(16,428)	4,626
Less: Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(481)	5	(783)	(13,605)
Net income (loss) attributable to common shareholders	$2,009	$7,988	$(17,211)	$(8,979)

Earnings (loss) per share:
Basic	$0.06	$0.26	$(0.54)	$(0.29)
Diluted	$0.06	$0.24	$(0.54)	$(0.29)
Weighted-average number of common shares outstanding:
Basic	32,005,544	31,095,418	31,912,934	30,997,218
Diluted	34,578,592	33,833,822	31,912,934	30,997,218

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except for share data)

	September 30, 2018	December 31, 2017
Assets	(Unaudited)
Cash	$61,872	$71,521
Accounts receivable, less allowance for doubtful accounts of $426 and $6,757, respectively	90,596	79,662
Inventories	6,382	4,665
Prepaid expenses and other current assets	20,608	24,998
Income tax receivable	5,306	6,745
Total current assets	184,764	187,591
Property and equipment, net of accumulated depreciation of $191,979 and $167,390, respectively	168,346	168,537
Intangible assets, net of accumulated amortization of $24,022 and $23,419, respectively	24,811	25,368
Other long-term assets	18,198	9,285
Goodwill	570,944	573,427
Total assets	$967,063	$964,208
Liabilities and Equity
Accounts payable	$54,023	$33,421
Accrued compensation and benefits	34,658	28,985
Accrued expenses and other current liabilities	43,153	49,963
Current portion of long-term debt	47,206	44,534
Total current liabilities	179,040	156,903
Long-term debt, less current portion	506,750	515,554
Income tax receivable agreement payable	9,476	7,500
Other long-term liabilities	24,378	14,880
Deferred tax liabilities	4,843	8,991
Total liabilities	724,487	703,828
Commitments and contingencies
Noncontrolling interests subject to put provisions	150,152	139,895
Equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 32,514,777 and 32,034,439 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	195	193
Additional paid-in capital	65,965	67,853
Receivable from noncontrolling interests	(1,340)	(358)
Accumulated deficit	(140,003)	(123,789)
Accumulated other comprehensive income (loss), net of tax	1,654	(677)
Total American Renal Associates Holdings, Inc. deficit	(73,529)	(56,778)
Noncontrolling interests not subject to put provisions	165,953	177,263
Total equity	92,424	120,485
Total liabilities and equity	$967,063	$964,208

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited) (dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating activities	2018	2017	2018	2017
Net income	$18,294	$26,672	$34,284	$55,965
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,023	9,438	29,460	27,894
Amortization of discounts, fees and deferred financing costs	395	469	1,384	1,534
Loss on extinguishment of debt	—	—	—	526
Stock-based compensation	1,247	1,031	4,174	14,762
Premium paid for interest rate cap agreements	—	—	—	(1,186)
Deferred taxes	—	1	(5,014)	730
Income tax receivable agreement expense (income)	3,480	(3,585)	2,765	(5,461)
Non-cash charge related to derivative agreements	13	—	18	173
Non-cash rent charges	239	157	400	588
Loss (gain) on disposal of assets	63	(567)	342	(377)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	912	(3,393)	(10,934)	(107)
Inventories	153	288	(1,717)	4
Prepaid expenses and other current assets	(310)	8,212	6,809	(1,425)
Other assets	1,442	(6)	(7,291)	(558)
Accounts payable	1,174	5,679	20,602	2,736
Accrued compensation and benefits	3,777	3,113	5,673	2,664
Accrued expenses and other liabilities	(15,510)	(2,497)	2,916	(1,090)
Cash provided by operating activities	25,392	45,012	83,871	97,372
Investing activities
Purchases of property, equipment and intangible assets	(10,656)	(10,727)	(29,074)	(24,780)
Proceeds from asset sales	2	1,075	2,502	1,075
Cash used in investing activities	(10,654)	(9,652)	(26,572)	(23,705)
Financing activities
Net proceeds from issuance of long-term debt	—	—	—	267,564
Cash paid for financing costs	—	—	—	(3,914)
Proceeds from term loans, net of deferred financing costs	23,630	22,751	52,576	34,742
Payments on long-term debt	(26,705)	(26,275)	(59,903)	(312,800)
Dividends and dividend equivalents paid	(40)	(35)	(320)	(8,715)
Proceeds from exercise of stock options	759	147	1,157	683
Vested restricted stock awards withheld on net share settlement	(54)	—	(421)	—
Distributions to noncontrolling interests	(20,942)	(21,967)	(55,131)	(60,509)
Contributions from noncontrolling interests	1,125	960	3,645	3,847
Purchases of noncontrolling interests	(128)	(18,347)	(8,729)	(27,854)
Proceeds from sales of additional noncontrolling interests	86	66	178	66
Cash used in financing activities	(22,269)	(42,700)	(66,948)	(106,890)

Decrease in cash and restricted cash	(7,531)	(7,340)	(9,649)	(33,223)
Cash and restricted cash at beginning of period	69,503	75,033	71,621	100,916
Cash and restricted cash at end of period	$61,972	$67,693	$61,972	$67,693

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$627	$251	$2,152	$1,571
Cash paid for interest	9,556	6,676	22,221	20,111

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited GAAP, Non-GAAP, and Other Supplemental Business Metrics
(dollars in thousands, except per treatment amounts)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Dialysis Clinic Activity:
Number of clinics (as of end of period)	235	233	217
Number of de novo clinics opened (during period)	2	5	1
Sold or merged clinics (during period)	—	(1)	(1)
Signed clinics (as of end of period)	30	26	36
Patients and Treatment Volume:
Patients (as of end of period)	16,092	16,018	15,237
Number of treatments	578,982	572,929	551,258
Number of treatment days	78	78	79
Treatments per day	7,423	7,345	6,978
Sources of treatment growth (year over year % change):
Non-acquired growth	3.9%	4.5%	6.8%
Normalized Non-acquired growth	5.0%	5.3%	7.2%
Acquired growth	1.1%	1.1%	—%
Total treatment growth	5.0%	5.6%	6.8%
Normalized Total treatment growth	6.1%	6.3%	7.2%
Revenue:
Patient service operating revenues	$211,019	$217,178	$187,711
Patient service operating revenues per treatment	$364	$379	$341
Expenses:
Patient care costs
Amount	$145,300	$140,562	$119,635
As a % of patient service operating revenues	68.9%	64.7%	63.7%
Per treatment	$251	$245	$217
General and administrative expenses
Amount	$24,619	$26,803	$22,292
As a % of patient service operating revenues	11.7%	12.3%	11.9%
Per treatment	$43	$47	$40
Accounts receivable DSO (days)	40	38	39
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$42,435	$51,793	$46,838
Adjusted EBITDA-NCI	$26,631	$31,508	$28,149
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%
Vascular access - % catheter in use > 90 days	12%	12%	10%

*	See “Reconciliation of Non-GAAP Financial Measures.”

American Renal Associates Holdings, Inc. and Subsidiaries
Net Income (Loss) per Share Reconciliation
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Basic
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$2,490	$7,983	$(16,428)	$4,626
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(481)	5	(783)	(13,605)
Net income (loss) attributable to common shareholders for basic earnings per share calculation	$2,009	$7,988	$(17,211)	$(8,979)
Weighted-average common shares outstanding	32,005,544	31,095,418	31,912,934	30,997,218
Earnings (loss) per share, basic	$0.06	$0.26	$(0.54)	$(0.29)
Diluted
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$2,490	$7,983	$(16,428)	$4,626
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(481)	5	(783)	(13,605)
Net income (loss) attributable to common shareholders for diluted earnings per share calculation	$2,009	$7,988	$(17,211)	$(8,979)
Weighted-average common shares outstanding, basic	32,005,544	31,095,418	31,912,934	30,997,218
Weighted-average common shares outstanding, diluted	34,578,592	33,833,822	31,912,934	30,997,218
Earnings (loss) per share, diluted	$0.06	$0.24	$(0.54)	$(0.29)
Outstanding options excluded as impact would be anti-dilutive	1,234,245	1,357,957	2,736,134	1,988,257

American Renal Associates Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before income taxes and other non-income based tax, interest expense, net, depreciation and amortization, as adjusted for stock-based compensation and associated payroll taxes, loss on early extinguishment of debt, transaction-related costs, certain legal matters costs, executive and management severance costs, income tax receivable agreement income and expense, and gain on sale of assets. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests. We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of the Company's results of operations from management's perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of actions that are outside the operational control of management, but can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and you should not consider these items in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense, and beginning with the quarter ended June 30, 2017, do not include associated payroll taxes;

•	do not include transaction-related costs;

•
do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	do not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax receivable agreement income and expense;

•	do not include loss on early extinguishment of debt;

•	do not include costs related to certain legal matters;

•	do not include executive and management severance costs;

•	do not include income tax expense or benefit and other non-income based taxes; and

•	do not reflect gain on sale of assets.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.
You should not consider Adjusted EBITDA and Adjusted EBITDA-NCI as alternatives to income from operations or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as alternatives to cash provided by operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. This presentation of Adjusted EBITDA and Adjusted EBITDA-NCI may not be

directly comparable to similarly titled measures of other companies, since not all companies use identical calculations.
We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items, we believe Adjusted net income allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, stock-based compensation due to option modifications and other transactions at the time of the Company’s initial public offering, certain legal matter costs, loss on early extinguishment of debt, transaction-related costs, executive and management severance costs, gain on sale of assets, income tax receivable agreement income/expense, tax valuation allowance and other tax adjustments, and accounting changes in fair value of non-controlling interest puts, net of taxes. We use the Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. For the first and second quarter of 2017, the Adjusted weighted average number of diluted shares outstanding is calculated using the treasury method as if certain unvested in-the-money options subject to a contingency are treated as being vested to provide investors with a calculation of the fully-diluted number of shares assuming certain pre-IPO options vested prior to their actual vesting on April 21, 2017.
We use Adjusted cash provided (used) by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided (used) by operating activities less distributions to NCI” is defined as cash provided by operating activities plus transaction-related costs less distributions to noncontrolling interests.
We use Adjusted owned net debt because it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as debt (other than clinic-level debt) plus clinic-level debt guaranteed by our wholly owned subsidiaries less unamortized debt discounts and fees less cash (other than clinic-level cash) less the Company’s pro rata interest in clinic-level cash.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)
Reconciliation of Net income to Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,		LTM (1) as of September 30, 2018
	2018	2017	2018	2017
Net income	$18,294	$26,672	$34,284	$55,965	$54,002
Interest expense, net	8,241	7,255	23,829	22,052	31,066
Income tax expense (benefit) and other non-income based tax	71	2,559	(1,638)	(555)	7,391
Depreciation and amortization	10,023	9,438	29,460	27,894	39,200
Transaction-related costs	—	—	856	717	856
Loss on early extinguishment of debt	—	—	—	526	—
Income tax receivable agreement expense (income)	3,480	(3,585)	2,765	(5,461)	992
Certain legal matters (2)	1,028	3,481	37,677	11,714	41,212
Executive and management severance costs	—	—	—	917	—
Stock-based compensation and related payroll taxes	1,298	1,054	4,356	15,090	5,625
Gain on sale of assets	—	(36)	—	(553)	(704)
Adjusted EBITDA (including noncontrolling interests)	$42,435	$46,838	$131,589	$128,306	$179,640
Less: Net income attributable to noncontrolling interests	(15,804)	(18,689)	(50,712)	(51,339)	(70,199)
Adjusted EBITDA-NCI	$26,631	$28,149	$80,877	$76,967	$109,441
__________________________________

(1)	Last twelve months (“LTM”) is the period beginning October 1, 2017 through September 30, 2018.

(2)
Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth Group Incorporated (“United”) litigation and settlement, the subpoena from the United States Attorney's Office, District of Massachusetts, a now-concluded SEC inquiry relating to the subject matter covered by the United litigation, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as previously disclosed. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

The following table presents the reconciliation from Net loss attributable to American Renal Associates Holdings, Inc. to Adjusted net income attributable to American Renal Associates Holdings, Inc. for the periods indicated:
Reconciliation of Net Income (Loss) Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income Attributable to American Renal Associates Holdings, Inc.:

(dollars in thousands, except per share data)	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$2,490	$7,983	$(16,428)	$4,626
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	(481)	5	(783)	(13,605)
Net income (loss) attributable to common shareholders	$2,009	$7,988	$(17,211)	$(8,979)

Adjustments:
Stock-based compensation due to option modification and IPO transactions (2)	—	—	—	11,748
Certain legal matters (3)	1,028	3,481	37,677	11,714
Loss on early extinguishment of debt	—	—	—	526
Transaction-related costs	—	—	856	717
Executive and management severance costs	—	—	—	917
Gain on sale of assets		(36)	—	(553)
Total pre-tax adjustments	$1,028	$3,445	$38,533	$25,069
Tax effect	267	1,429	7,446	10,396
Net taxable adjustments	$761	$2,016	$31,087	$14,673
Income tax receivable agreement expense (income)	3,480	(3,585)	2,765	(5,461)
Tax valuation allowance and other tax adjustments	—	—	—	730
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	(481)	5	(783)	(13,605)
Total adjustments, net	$4,722	$(1,574)	$34,635	$23,547
Adjusted net income attributable to American Renal Associates Holdings, Inc.	$6,731	$6,414	$17,424	$14,568

Basic shares outstanding	32,005,544	31,095,418	31,912,934	30,997,218
Adjusted effect of dilutive stock options (4)	2,573,048	2,738,404	2,192,375	2,884,753
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to American Renal Associates Holdings, Inc. per share (4)	34,578,592	33,833,822	34,105,309	33,881,971
Adjusted net income attributable to American Renal Associates Holdings, Inc. per share	$0.19	$0.19	$0.51	$0.43
________________________

(1)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that were accelerated as a result of the IPO.

(2)
Stock-based compensation due to option modification and other transactions at the time of the IPO which were expensed within 12 months after the IPO have been excluded since they arose based on transactions that are not expected to occur in the future.

(3)
Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth Group Incorporated ("United") litigation and settlement, the subpoena from the United States Attorney's Office, District of Massachusetts, a now-concluded SEC inquiry relating to the subject matter covered by the United litigation, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as previously disclosed. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

(4)
For the nine months ended September 30, 2017, adjusted weighted average number of diluted shares outstanding calculated using the treasury method as if 2.5 million shares related to unvested in-the-money options subject to a contingency are vested.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Cash Flow Information
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash provided by operating activities	$25,392	$45,012	$83,871	$97,372
Plus:
Transaction-related costs (1)	—	—	856	717
Adjusted cash provided by operating activities	$25,392	$45,012	$84,727	$98,089
Distributions to noncontrolling interests	(20,942)	(21,967)	(55,131)	(60,509)
Adjusted cash provided by operating activities less distributions to NCI	$4,450	$23,045	$29,596	$37,580
Capital expenditure breakdown:
Routine and maintenance capital expenditures	$4,037	$1,522	$8,931	$5,436
Development capital expenditures	6,619	9,205	20,143	19,344
Total capital expenditures	$10,656	$10,727	$29,074	$24,780
_________________________

(1)
For the nine-months ended September 30, 2018, transaction-related costs represent costs associated with our registration statement and the secondary offering that was withdrawn in March 2018.  These costs include legal, accounting, valuation and other professional or consulting fees. For the nine-months ended September 30, 2017, transaction-related costs represent costs associated the June 2017 debt refinancing. These costs include legal, accounting, valuation and other professional or consulting fees.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Leverage Statistics
(dollars in thousands)

	As of September 30, 2018
	Total ARA	ARA "Owned"
Cash (other than clinic-level cash)	$139	$139
Clinic-level cash	61,733	32,529
Total cash	$61,872	$32,668
Debt (other than clinic-level debt)	$440,183	$440,183
Clinic-level debt	122,249	64,820
Unamortized debt discounts and fees	(8,475)	(8,280)
Total debt	$553,957	$496,723
Adjusted owned net debt (total debt - total cash)		$464,055
Adjusted EBITDA-NCI, LTM		$109,441
Leverage ratio (2)		4.2x
_________________________
(2)     Leverage ratio is calculated as follows: Adjusted owned net debt divided by Adjusted EBITDA -NCI, last twelve months.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com